UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): March 15, 2006
PINNACLE FINANCIAL PARTNERS, INC.

Tennessee	000-31225	62-1812853

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)
211 Commerce Street, Suite 300, Nashville, Tennessee 37201
(615) 744-3700
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
     On March 15, 2006, Pinnacle Financial Partners, Inc.’s (the “Company”) previously announced acquisition of Cavalry Bancorp, Inc. (“Cavalry”) became effective. Pursuant to the terms of the Agreement and Plan of Merger dated as of September 30, 2005 (the “Merger Agreement”), Cavalry merged with and into the Company, with the Company continuing as the surviving corporation.
     Cavalry is a bank holding company for Cavalry Banking, which is a community-oriented financial institution whose primary business is attracting deposits from the general public and using those funds to originate a variety of loans to individuals residing within its primary market area, and to businesses owned and operated by such individuals.
     As a result of the Merger, the Company is issuing approximately 6.9 million shares of its common stock to the Cavalry shareholders. The Company will acquire any resulting fractional shares for cash based on the average of the closing sale prices of the Company’s common stock on The Nasdaq National Market for the five trading days immediately preceding March 15, 2006. The total value of the transaction was approximately $186 million, determined using the Company’s closing stock price of $27.11 per share on March 15, 2006.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     Pursuant to the terms of the Merger Agreement, the Human Resources, Nominating and Compensation Committee of the Board of Directors has recommended and the Board of Directors has elected, effective as of March 15, 2006, Ed C. Loughry, Jr., James C. Cope and William H. Huddleston, IV to the Board of Directors. Mr. Loughry will serve as a Class III director and will be the Vice Chairman. Mr. Cope and Mr. Huddleston will serve as Class II directors.
     Except to the extent the Merger Agreement requires that Mr. Loughry, Mr. Cope and Mr. Huddleston be added to the Board of Directors of the Company following consummation of the merger, neither Mr. Loughry, Mr. Cope nor Mr. Huddleston is a party to any arrangement or understanding with any person pursuant to which any one of them was elected as a member of the Board of Directors nor is any one of them a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Item 7.01. Regulation FD Disclosure.
     On March 15, 2006, the Company issued a press release regarding the acquisition of Cavalry. The press release is furnished hereto as Exhibit 99.1 and incorporated by reference as if fully set forth herein.

Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
     The required financial statements of Cavalry will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is due.
(b) Pro Forma Financial Information.
     The required pro forma financial information will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is due.
(d) Exhibits.

2.1
Agreement and Plan of Merger dated as of September 30, 2005 by and between Pinnacle Financial Partners, Inc. and Cavalry Bancorp, Inc. (pursuant to Item 601(b)(2) of Regulation S-K the schedules and exhibits to this agreement have been omitted from this filing) — incorporated herein by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 3, 2005.

99.1	Press release dated March 15, 2006, of Pinnacle Financial Partners, Inc. and Cavalry Bancorp, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 16, 2006	PINNACLE FINANCIAL PARTNERS, INC.
	By:	/s/ Harold Carpenter
		Name:	Harold Carpenter
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.
2.1
Agreement and Plan of Merger dated as of September 30, 2005 by and between Pinnacle Financial Partners, Inc. and Cavalry Bancorp, Inc. (pursuant to Item 601(b)(2) of Regulation S-K the schedules and exhibits to this agreement have been omitted from this filing) — incorporated herein by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 3, 2005.

99.1	Press release dated March 15, 2006 of Pinnacle Financial Partners, Inc. and Cavalry Bancorp, Inc.